                                                                     Exhibit T3C

                               BDK Holdings, Inc.

                            9% Senior Notes due 2007

                          ___________________________

                                   Indenture

                          Dated as of _________, 2002

                          ___________________________

                              The Bank of New York

                                     Trustee

         INDENTURE dated as of __________, 2002 between BDK Holdings, Inc., a Delaware corporation ("Company"), and The Bank of New York, a New York
                       -------
banking corporation ("Trustee").
                      -------

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9% Senior Notes due 2007 (the "Notes"):
               -----

                                   ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.
                  -----------

                  "Accumulated Interest" shall mean all the accrued and unpaid
                   --------------------
interest on the Notes which is not paid, and which remains unpaid and outstanding, on any interest payment date in accordance with the payment provisions set forth herein or in the Notes, plus any unpaid interest thereon, as provided for in this Indenture.

                  "Accumulated Interest Coverage Ratio" as to any Person on any
                   -----------------------------------
date of determination, shall be the ratio of: (x) such Person's EBITDA for the four most recently ended fiscal quarters of such Person for which unaudited financial statements are available on such date to (y) the sum of (i) such Person's interest expense, on a consolidated basis, relating to the Credit Facility for the four fiscal quarter period referred to in clause (x) plus (ii)
                                                                      ----
all Current Interest actually paid on the last interest payment date preceding the date of determination plus (iii) the proposed Current Interest payment for
                          ----
the interest accrual period ending on the next interest payment date after such date of determination plus (iv) the amount of the Current Preferred Dividend (if
                      ----
any) proposed to be paid on the next interest payment date after such date of determination (if applicable) plus (v) Accumulated Interest to be paid on the
                              ----
next interest payment date after such date of determination plus (vi) any
                                                            ----
interest expense relating to the Company's 8.5% Senior Notes due February 13, 2002 (excluding any amortization of debt discount and expense with respect thereto) for the four fiscal quarter period referred to in clause (x).

                  "Affiliate" means any Person directly or indirectly
                   ---------
controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar, Paying Agent, co-registrar or
                   -----
co-paying agent.

                  "Barth & Dreyfuss" means Barth & Dreyfuss of California, a
                   ----------------
California corporation.

                  "Board of Directors" means the Board of Directors of the
                   ------------------
Company or any authorized committee of the Board.

                  "Business Day" is any day which is not a Legal Holiday and
                   ------------
consists of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

                  "Certificate of Designation" means the Certificate of
                   --------------------------
Designation of Senior 13.5% Cumulative Redeemable Preferred Stock of BDK Holdings, Inc.

                  "Change of Control" means the occurrence of any of the
                   -----------------
following:

                  (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or any of its Material Subsidiaries to any Person or "person" (as such term is used in Section 13(d)(3) of the Securities Exchange
         Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (3) the consummation of any transaction or a series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any Person or "person"
         (as defined above) becomes the beneficial owner (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of a majority of the voting power represented by the outstanding voting stock of the Company or Barth & Dreyfuss; provided, however, that the Company's ownership of a majority of the voting power represented by the outstanding voting stock of Barth & Dreyfuss shall not be deemed a "Change of Control."

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred with respect to any event that otherwise would be a "Change of Control" to the extent that such event occurs as a result of a disbursement of securities from the Papercraft Fund in connection with the settlement, court adjudication, or other resolution, of the CVC Litigation.

                  "Common Stock" means the common stock, $.01 par value, of the
                   ------------
Company.

                  "Company" means the party named as such above.
                   -------

                  "Consolidated Adjusted Net Income" means as to any Person, for
                   --------------------------------
any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

                  (1) the Net Income (including any loss) of any Person which is not a subsidiary of the Person calculating Consolidated Net Income or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of dividends or Distributions actually paid to such Person;

                  (2) the Net Income (including any loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

                  (3) the cumulative effect of any change in accounting principles shall be excluded.

The "Net Income" of any Person shall mean the net income (loss) of such Person,
     ----------
determined in accordance with GAAP, except (i) any gain (but not loss) realized upon the sale or other disposition of any capital stock of the Person or a subsidiary owned by such Person, or (ii) any gain (but not loss) realized upon the sale or other disposition of any real property or equipment of such Person which is not sold in the ordinary course of business shall be excluded from the determination of Net Income of such Person.

                  "Credit Facility" means any credit facility between Barth &
                   ---------------
Dreyfuss and/or the Company and/or its Subsidiaries, on the one hand, and an institutional lender or other Person primarily in the business of making loans, purchasing notes, or otherwise extending financial accommodations, on the other hand, providing for revolving credit loans, term loans and/or letters of credit or other borrowing facilities, as amended, restated, modified, renewed, refunded, replaced, or refinanced, with the same or a new lender or group of lenders, in whole or in part from time to time.

                  "Current Interest" shall mean accrued interest on the Notes as
                   ----------------
to which the first interest payment date with respect to such interest has not yet occurred, but shall not include any interest on Accumulated Interest.

                  "Current Interest Coverage Ratio" as to any Person on any date
                   -------------------------------
of determination shall be the ratio of: (x) such Person's EBITDA for the four most recently ended fiscal quarters of such Person for which unaudited financial statements are available on such date to (y) the sum of (i) such Person's interest expense, on a consolidated basis, relating to the Credit Facility for the four fiscal quarter period referred to in clause (x) plus (ii) all Current
                                                         ----
Interest actually paid on the last interest payment date preceding the date of determination plus (iii) the proposed Current Interest payment for the interest
              ----
accrual period ending on the next interest payment date after such date of determination plus (iv) any interest expense relating to the Company's 8.5%
              ----
Senior Notes due February 13, 2002 (excluding any amortization of debt discount and expense with respect thereto) for the four fiscal quarter period referred to in clause (x).

                  "Current Preferred Dividend" shall mean a dividend on the
                   --------------------------
Preferred Stock which is paid on the first Dividend Payment Date after it has accrued.

                  "CVC Litigation" means the adversary proceeding entitled
                   --------------
Committee of Creditors Holding Unsecured Claims and Committee of Creditors
--------------------------------------------------------------------------
Holding Unsecured Claims as Estate Representative of Papercraft Corporation v.
------------------------------------------------------------------------------
Citicorp Venture Capital, Ltd (In re Papercraft Corporation), Adv. No. 91-2642
-----------------------------------------------------------
and any and all appeals thereof and related proceedings.

                  "Default" means any event which is, or after notice or passage
                   -------
of time would be, an Event of Default.

                  "Distribution" means any distribution of cash, securities or
                   ------------
other property.

                  "Dividend Payment Date" means such term as defined in the
                   ---------------------
Certificate of Designation.

                  "EBITDA" for any period means the Consolidated Adjusted Net
                   ------
Income for such period, including, without duplication, net import income and other miscellaneous income for such period, adjusted to exclude (to the extent included in computing such Consolidated Adjusted Net Income) all (i) liabilities paid or accrued during such period by the Company or a Subsidiary of the Company for taxes based on income or earnings, (ii) all Fixed Charges for such period,
(iii) with respect to any Subsidiary, any management fees paid by the Company for such period, and (iv) the non-cash amortization expense (including the amortization of debt and preferred stock discount and expense with respect to the Notes and the Preferred Stock) and depreciation expense for such Person for such period.

                  "Excess Cash" means, with respect to each fiscal year of the
                   -----------
Company, an amount equal to the result of (i) the Company's consolidated cash and cash equivalents balance as of the applicable Measurement Date, minus (ii)
                                                                    ----
the aggregate amount of all Obligations (as defined in the Credit Facility) then outstanding under the Credit Facility as of such Measurement Date, minus (iii)
                                                                    ----
$5,000,000; provided, however, if the Excess Cash as calculated above is a
            --------  -------
negative number, the Excess Cash as of such Measurement Date shall be zero (0).

                  "Excess Cash Recapture Date" means, with respect to each
                   --------------------------
fiscal year of the Company, that date as shall be fixed by the Board of Directors, which shall be no more than thirty (30) days after the completion (including, without limitation, delivery of an audit report signed by the Company's independent auditors) of the Company's audited consolidated financial statements (including the footnotes thereto) for the fiscal year of the Company immediately preceding such fiscal year, but in no event either (a) less than fifteen (15) days after notice thereof is delivered pursuant to Section 3.02(b) hereof, or (b) later than June 30 of such fiscal year.

                  "Exchange" means the Company's issuance of Units in May 2002
                   --------
in exchange for its 8.5% Senior Notes due February 13, 2002, in accordance with the terms of an exchange offer.

                  "Exchange Common" means those shares of Common Stock issued in
                   ---------------
the Exchange and any securities of the Company or its successors issued or issuable with respect to such shares of Common Stock, whether by way of conversion, exchange, dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "Executive Bonus Plan" means the Company's Executive Bonus
                   --------------------
Plan, adopted effective as of January 1, 2001, a copy of which is attached
hereto as Exhibit   .
          -----------

                  "Fixed Charges" as to any Person means, on a consolidated
                   -------------
basis, (i) interest and, except with respect to the Notes, amortization of debt discount and expense, (ii) that portion of rentals which is reasonably determined by the Board of Directors (as evidenced by a duly adopted resolution) as representing interest costs with respect to any lease of any property which would, in accordance with GAAP, be required to be classified and accounted for on the balance sheet of the lessor as a capital lease and (iii) dividends of such Person and its subsidiaries which are actually paid (including dividends with respect to the Preferred Stock, but excluding amortization of preferred stock discount and expense with respect to the Preferred Stock), during such period.

                  "GAAP" means generally accepted accounting principles as in
                   ----
effect in the United States of America as of a date of determination.

                  "Government Securities" shall have the meaning set forth in
                   ---------------------
Section 2(a)(16) of the Investment Company Act of 1940, as amended.

                  "Holder" means a Person in whose name a Note is registered.
                   ------

                  "Indebtedness" means any indebtedness, contingent or
                   ------------
otherwise, in respect of borrowed money, including all interest, fees and expenses owed with respect thereto (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance (except any such balance that constitutes a trade payable) deferred and unpaid of the purchase price of any property (including pursuant to financing leases) or interest therein, in the case of each type of indebtedness listed above, if and to the extent such indebtedness would appear as a liability upon a balance sheet of the Company prepared on a consolidated basis in accordance with GAAP, and shall also include, to the extent not otherwise included, the guaranty of items which would be included within this definition.

                  "Indenture" means this Indenture as amended from time to time.
                   ---------

                  "Issue Date" means __________, 2002.
                   ----------

                  "Legend" means the legend set forth in Section 2.06(b), which
                   ------
is required to be placed on all Notes issued under this Indenture.

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge
                   ----
or adverse claim affecting title or resulting in an encumbrance against real or personal property (other than any adverse claim or encumbrance which has not been granted by the Company or any of its Subsidiaries and which is being disputed in good faith), or a security interest of any kind (including any conditional sale or other title retention agreement, or lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent statutes of any jurisdiction).

                  "Management Incentive Plan" means a management incentive plan
                   -------------------------
which may be approved by the Board of Directors after the date of this Indenture under which members of the management of the Company and its Subsidiaries would be entitled to receive a certain percentage of the aggregate proceeds (not to exceed 20%) received by the Company and/or its stockholders from the sale of the Company or its Material Subsidiaries (whether by stock transfer, merger, sale of assets or otherwise).

                  "Material Adverse Change" means (i) a material adverse change
                   -----------------------
in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) a material impairment of the Company's ability to perform its obligations hereunder or under the Notes.

                  "Material Subsidiary" means Barth & Dreyfuss and any other
                   -------------------
Subsidiary of the Company, which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X promulgated under the Securities Exchange Act.

                  "Measurement Date" means, for any fiscal year of the Company,
                   ----------------
December 31 of the year immediately preceding such fiscal year.

                  "Notes" means the Notes described in the preamble to this
                   -----
Indenture which have been issued hereunder in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto.
                                     ---------

                  "Officer's Certificate" means a certificate signed by one
                   ---------------------
Officer, who shall be the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or a Senior Vice-President of the Company and that otherwise complies with the requirements of Sections 10.04 and 10.05 hereof.

                  "Opinion of Counsel" means a written opinion from legal
                   ------------------
counsel, that complies with the requirements of Sections 10.04 and 10.05 hereof. The counsel may be an employee of or counsel to the Company.

                  "Papercraft Fund" means the Disbursing Fund as defined in the
                   ---------------
Company's Plan of Reorganization Dated October 15, 1991, As Amended December 17, 1991, which was confirmed on January 22, 1992 in Case No. 91-903JKF by the United States Bankruptcy Court for the Western District of Pennsylvania.

                  "Permitted Liens" means (i) Liens solely to secure any
                   ---------------
Indebtedness, so long as such Indebtedness is permitted under Sections 4.06 (2) and (4); (ii) Liens for taxes, assessments, governmental charges, or levies not delinquent or which the Company or any of its Subsidiaries is in good faith and by appropriate proceedings contesting and for which an adequate reserve has been established in accordance with GAAP, (iii) deposits, pledges or other items to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance, (iv) indemnity, performance or other similar bonds or deposits, pledges or other items to secure bids, tenders, contracts (other than contracts for the payment of money), statutory obligations, surety and appeal bonds and other obligations of like nature, in each case arising in the ordinary course of business, (v) interests of landlords or other lessors under leases of real or personal property (tangible or intangible), statutory Liens of landlords and mechanics', workmen's, materialmen's, carriers' or warehousemen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which the Company or any of its Subsidiaries is in good faith and by appropriate proceedings contesting and for which an adequate reserve has been established in accordance with GAAP, (vi) any other Lien, perfected and in effect as of the date of this Indenture, and (vii) extensions, renewals or replacement is limited to the property (including any proceeds therefrom) originally encumbered thereby.

                  "Person" means any individual, corporation, partnership, joint
                   ------
venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" means the Senior 13.5% Cumulative Redeemable
                   ---------------
Preferred Stock of the Company.

                  "Principal" of an indebtedness security means the principal of
                   ---------
the security plus the premium, if any, on the security.
             ----

                  "Pro Rata Portion" means, on the date of reference, a
                   ----------------
fraction, the numerator of which is the aggregate principal amount of outstanding Notes held by a Holder on such date and the denominator of which is the aggregate principal amount of all Notes outstanding on such date, including any Notes held in the Papercraft Fund.

                  "Refinancing" means (i) any extension, refinancing, renewal or
                   -----------
replacement of any of the Company's existing debt, (ii) any borrowings under the Credit Facility, or (iii) any public offering or private placement, to one or more purchasers, of debt securities or equity securities of the Company.

                  "SEC" means the Securities and Exchange Commission.
                   ---

                  "Securities Act" means the Securities Act of 1933, as amended.
                   --------------

                  "Securities Exchange Act" means the Securities Exchange Act of
                   -----------------------
1934, as amended.

                  "Subsidiary" means any Person of which at least a majority of
                   ----------
capital stock having ordinary voting power for the election of directors or other governing body of such Person is owned by the Company directly or through one or more subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
                   ---
[sec.[sec] 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

                  "Trustee" means the party named as such above until a
                   -------
successor replaces it and thereafter means the successor.

                  "Trust Officer" means any officer within the corporate trust
                   -------------
department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Unit" means a unit consisting of $1,000 principal amount of
                   ----
the Notes, 4.0028 shares of Preferred Stock and ___ shares of Exchange Common, all of which are being issued by the Company in connection with the Exchange, provided, that the principal amount of the Notes or the number of shares of
--------
Preferred Stock comprising a whole Unit are subject to reductions from time to time on account of mandatory and optional redemptions of the Notes and/or the shares of Preferred Stock.

                  "U.S. Legal Tender" means such coin or currency of the United
                   -----------------
States of America as at the time of payment shall be legal tender for the payment of public and private debts, and shall be in the form of immediately available funds.

Section 1.02.     Other Definitions.
                  ------------------

                                                    Defined in
                Term                                  Section
                ----                                 ----------
"Alternate Purchase"                                     4.08
 ------------------
"Bankruptcy Law"                                         5.01
 --------------
"Change of Control Payment"                              4.08
 -------------------------
"Custodian"                                              5.01
 ---------
"Default Occurrence"                                     4.03
 ------------------
"Event of Default"                                       5.01
 ----------------
"Legal Holiday"                                         10.07
 -------------
"Officer"                                               10.10
 -------
"Optional Redemption Price"                              3.01
 -------------------------
"Paying Agent"                                           2.04
 ------------
"Redemption Date"                                        4.08
 ---------------
"Registrar"                                              2.04
 ---------
"Restricted Payments"                                    4.05
 -------------------

Section 1.03.     Incorporation by Reference of Trust Indenture Act.
                  --------------------------------------------------

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;
                   --------------------

                  "indenture security holder" means a Holder;
                   -------------------------

                  "indenture to be qualified" means this Indenture;
                   -------------------------

                  "indenture trustee" or "institutional trustee" means the
                   -----------------      ---------------------
Trustee; and

                  "obligor" on the Notes means the Company.
                   -------

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.
                  ----------------------

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in effect on the date of execution of this Indenture;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) references to sections of or rules under the Securities Act or the Securities Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

                  (7) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and

                  (8) references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.     Form and Dating.
                  ----------------

                  (a)      General. The Notes and the Trustee's certificate of
                           -------
authentication shall be substantially in the form of Exhibit A, which is part of
                                                     ---------
this Indenture. The Notes may have notations, legends or endorsements required by law, any applicable stock exchange rule or usage. Each Note shall be dated the date of its authentication.

Section 2.02.     Denominations.
                  --------------

                  The Notes may be issued in denominations of $1.00 or integral multiples thereof.

Section 2.03.     Execution and Authentication.
                  -----------------------------

                  One Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate Notes from time to time for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes upon a written order of the Company signed by one Officer. Such order shall specify the principal amount of the Notes to be authenticated and the date on which the initial issue or any subsequent issue of Notes for any other reason, as the case may be, is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed that amount.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.04.     Registrar and Paying Agent.
                  ---------------------------

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"). The
                                                            ---------
Trustee shall maintain an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and
          ------------
of their transfer and exchange. The Company may appoint one or more co-registrars, and the term "Registrar" includes any co-registrar. The term "Paying Agent" includes any additional paying agents appointed by the Trustee. The Company may change any, Registrar or co-registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar or co-registrar.

Section 2.05.     Holder Lists.
                  -------------

                  Pursuant to TIA [sec]. 312(a), the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Trustee and the Registrar may rely on the accuracy of such list as the same may be amended from time to time.

Section 2.06.     Transfer and Exchange.
                  ----------------------

                  (a)      Transfer and Exchange of Notes. Upon request by a
                           ------------------------------
Holder and such Holder's compliance with the provisions of this Section 2.06, the Registrar shall register the transfer or exchange of Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

                  Subject to subsection (c) of this Section 2.06, a Holder may transfer such Notes to a Person who takes delivery thereof. Upon receipt of a request to register such a transfer, the Registrar shall register the Note pursuant to the instructions from the Holder thereof.

                  (b)      Legend. Each Note shall bear a legend in
                           ------
substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS NOTE ARE PART OF A UNIT (AS DEFINED IN THE COMPANY'S 9% SENIOR NOTES INDENTURE) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED WITHOUT THE SIMULTANEOUS TRANSFER TO THE SAME TRANSFEREE OF THE OTHER COMPONENTS OF SUCH UNIT (OR FRACTION THEREOF). IN NO EVENT MAY ANY PORTION (LESS THAN ALL) OF THIS NOTE IN A PRINCIPAL AMOUNT LESS THAN $1 (OR AN INTEGRAL MULTIPLE THEREOF) BE TRANSFERRED."

                  (c)      General Provisions Relating to Transfers and
                           --------------------------------------------
Exchanges.
----------

                  (1) Subject to clause (4) below, where Notes are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes upon the Company's order or at the Registrar's request.

                  (2) No service charge shall be made to any Holder for any registration of transfer or exchange.

                  (3) The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption and ending at the close of business on the day of the mailing of a notice of redemption, or (ii) to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) The Notes are being issued as part of a Unit and may not be sold, pledged, hypothecated or transferred without the simultaneous transfer to the same transferee of the other components of such Unit (or fraction thereof). Fractional Units, when issued, must maintain the relative principal amount of the Notes (rounded to the nearest whole dollar), shares of Preferred Stock (rounded to the nearest 3 decimal places) and shares of Exchange Common (rounded to the nearest 3 decimal places) as are contained in the whole Unit, as then constituted.

                  (5) The Registrar or co-registrar will only honor requests to register, transfer or exchange Notes in denominations of $1.00 (or integral multiples thereof) unless the transfer of such Notes results from the transfer by a Holder of its entire right, title and interest in any and all Notes held by such Holder.

Section 2.07.     Replacement Notes.
                  ------------------

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

                  Every replacement Note shall be a Note for all purposes hereof from its date of issuance.

Section 2.08.     Outstanding Notes.
                  ------------------

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
                                                         ---- ----

                  If Notes are considered paid under Section 4.01 hereof, or redeemed or repurchased pursuant to Article 3 or Section 4.08 hereof, they cease to be outstanding and interest on them ceases to accrue.

Section 2.09.     Treasury Notes.
                  ---------------

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer actually knows are so owned shall be so disregarded.

                  The Company shall promptly advise the Trustee if the Company, or, to the knowledge of the Company, any Affiliate of the Company, acquires any Notes.

Section 2.10.     Temporary Notes.
                  ----------------

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Officer's Certificate, shall authenticate temporary

Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Section 2.11.     Cancellation.
                  -------------

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes as the Company directs. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.
                  -------------------

                  If the Company fails to make a payment of interest on the Notes in accordance with Section 4.01, it shall pay such interest thereafter, as soon as it is permitted, in any lawful manner, consistent with the provisions of this Indenture. It shall pay such interest, plus, to the extent lawful, any
                                            ----
interest payable on it, to the Persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date for defaulted interest in a manner satisfactory to the Trustee, unless the Trustee fixes a record or payment date with respect to such payment pursuant to Section
5.10. At least 15 days before the record date, the Company shall mail to Holders a notice that states the record date, payment date, and amount of such interest to be paid.

                                    ARTICLE 3

                         REDEMPTION; MANDATORY PAYMENTS

Section 3.01.     Optional Redemption.
                  -------------------

                  (a)      General.
                           -------

                  The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time from and after the date on which the Preferred Stock has been redeemed or retired in full (including all accrued and unpaid dividends thereon), at a purchase price equal to 100% of the outstanding principal amount thereof, plus all interest accrued and unpaid to
                                      ----
the date of repurchase (the "Optional Redemption Price"). The Company shall be
                             -------------------------
permitted to redeem the Notes pursuant to this Section 3.01 from any source of funds (or combination of sources of funds) legally available therefor, except from a Refinancing; provided, however, that, if the redemption pursuant to this
                    --------  -------
Section 3.01 is made in connection with a Change of Control pursuant to which all of the then outstanding Common Stock is purchased from the stockholders of the Company for cash (or converted into the right to receive cash consideration in a merger or with respect to which cash would be distributed in a sale of substantially all of the Company's assets or of the assets of a Subsidiary constituting substantially all of the assets of the Company and its Subsidiaries on a consolidated basis), then the Company shall be permitted to redeem the Notes in whole, but not in part, at the Optional Redemption Price from any source of funds (or combination of sources of funds) legally available therefor, including a Refinancing.

                  (b)      Notices to Trustee.
                           ------------------

         If the Company wants to redeem the Notes pursuant to this Section 3.01, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed at least 30 days before and not more than 60 days before the redemption date.

                  (c)      Selection of Notes to be Redeemed.
                           ---------------------------------

                  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata. Subject to the first sentence of this Section 3.01(c), the Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  (d)      Notice of Redemption.
                           --------------------

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption, which redemption may be contingent upon the occurrence of specified events, to each Holder whose Notes are to be redeemed.

                  The notice shall state that this is an optional redemption by the Company pursuant to Section 3.01(a) of the Indenture:

                  (1)      the redemption date;

                  (2)      the redemption price;

                  (3) whether the redemption is for all of the Notes or a pro rata portion thereof;

                  (4) the amount of accrued and unpaid interest on the Notes through the redemption date;

                  (5)      the name and address of the Paying Agent;

                  (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (7) that interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (9) if less than all of the Notes are to be redeemed, the percentage of the outstanding Notes to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes estimated to be outstanding after such partial redemption;

                  (10)     the source of funds for the redemption; and

                  (11) if the redemption is to be contingent upon the occurrence of specified events, the conditions upon which redemption will occur.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

                  (e)      Effect of Notice of Redemption.
                           ------------------------------

                  Once a notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the redemption price, unless such notice of redemption is contingent upon the occurrence of specified events, in which case the Notes called for redemption shall become due and payable only upon the occurrence of such events.

                  (f)      Deposit of Redemption Price.
                           ---------------------------

                  Prior to the redemption date, the Company shall deposit U.S. Legal Tender in immediately available funds with the Paying Agent sufficient to pay each of the redemption price of, accrued interest on, and any other amounts owing pursuant to the terms of all Notes to be redeemed on that date. The Paying Agent shall return to the Company any funds not required for that purpose.

Section 3.02.     Mandatory Payments and Repurchases.
                  ----------------------------------

                  (a)      General. On each Excess Cash Recapture Date, the
                           -------
Company shall make, in the priority set forth below, the following payments of interest and repurchases of the Notes:

                  (1)      Payments for Accumulated Interest. To the extent of
                           ---------------------------------
         its Excess Cash (calculated as at the applicable Measurement Date), the Company shall pay to the Holders, pro rata in accordance with their respective Pro Rata Portions (calculated as at the Measurement Date), the amount of Accumulated Interest on the Notes outstanding on the Excess Cash Recapture Date.

                  (2)      Repurchase of Notes. To the extent of any Excess Cash
                           -------------------
         (calculated as at the applicable Measurement Date) remaining on any Excess Cash Recapture Date after making payments pursuant to paragraph
         (1) above, the Company shall repurchase from the Holders, pro rata in accordance with their respective Pro Rata Portions (calculated as at the applicable Measurement Date), the

         Notes at a repurchase price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon.

                  (3)      Limitation. In the event that the distribution of
                           ----------
         funds to the Company to make any payment of Accumulated Interest pursuant to paragraph (a) above or to repurchase any Notes pursuant to paragraph (b) above, would cause or result in a default or event of default under the Credit Facility or would not be permitted under applicable law, and, as a result thereof, the Company has not received from its Subsidiaries distributions, dividends or advances in U.S. Legal Tender sufficient to make such payments or to repurchase the Notes pursuant to this Section 3.02, then the Company shall not, to the extent of the insufficiency of its funds, be required to make such payments or repurchase the Notes pursuant to this Section 3.02.

                  (b)      Notice of Mandatory Payments and Repurchases.
                           --------------------------------------------

                  At least 15 days but not more than 60 days before the date on which a payment will be made pursuant to Section 3.02(a), the Company shall mail a notice of payment to each Holder who will receive such payment.

                  The notice shall state:

                           (1)      the Excess Cash Recapture Date;

                           (2) the amount of Excess Cash and the method and figures used for the calculation of such Excess Cash;

                           (3) whether payment of interest is being made pursuant to Section 3.02(a)(1) or Notes are being repurchased pursuant to Section 3.02(a)(2);

                           (4) the amount of the payment or the principal amount of the repurchase to be made;

                           (5)      the name and address of the Paying Agent;

                           (6) if payment is being made pursuant to Section 3.02(a)(2), that the Notes called for repurchase must be surrendered to the Paying Agent to collect the repurchase price;

                           (7) if payment is being made pursuant to Section 3.02(a)(2), that interest on Notes called for repurchase ceases to accrue on and after the repurchase date;

                           (8) if payment is being made pursuant to Section 3.02(a)(2), and if any Note is being repurchased in part, the portion, if any, of the principal amount of such Note to be repurchased and that, after the repurchase date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unrepurchased portion thereof will be issued; and

                           (9) if payment is being made pursuant to Section 3.02(a)(2), if less than all the Notes are to be repurchased, the identification of the particular Notes (or portion thereof) to be repurchased, if available, as well as the aggregate principal amount of Notes to be repurchased and the aggregate principal amount of Notes estimated to be outstanding after such repurchase.

                  At the Company's request, the Trustee shall give the notice of payment in the Company's name and at its expense.

                  (c)      Effect of Notice of Payment or Repurchase.
                           -----------------------------------------

         Once a notice is mailed, the payments or repurchases provided for in this Section 3.02 shall become due and payable on the Excess Cash Recapture Date in the amounts specified in the notice.

Section 3.03.     Notes Redeemed in Part.
                  -----------------------

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.04.     No Reissuance of Repurchased or Redeemed Notes.
                  ----------------------------------------------

         Notwithstanding anything herein to the contrary, the Company shall not reissue any Notes (or portion thereof) redeemed or repurchased pursuant to this
Article 3 or Section 4.08 below.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.     Payment of Notes.
                  -----------------

                  (a)      General. The Company shall pay the principal of,
                           -------
interest on and any other amounts owing pursuant to the terms of the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest shall be considered paid in U.S. Legal Tender on the date due if the Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay all principal and interest then due.

                  (b)      Payment of Current Interest. The Company shall pay to
                           ---------------------------
Holders in U.S. Legal Tender on each interest payment date the maximum amount of the Current Interest then outstanding, which amount would not, after giving effect to the payment thereof on a pro forma basis as if paid on such interest payment date, decrease the Company's pro forma Current Interest Coverage Ratio for the four fiscal quarters most recently ended prior to such interest payment date, below 2.0 to 1.0. If, as a result of the limitation contained in the preceding sentence, or because the distribution of funds to the Company to make such payment would otherwise cause or result in a default or event of default under the Credit Facility or would not be permitted under applicable law, the Company is unable to pay all Current Interest otherwise due on an interest payment date, then the Company shall not be required to pay the portion of such interest that is in excess of the maximum amount permitted by the applicable limitation on such interest payment date, and the unpaid portion shall instead accrue interest at the annual interest rate borne by the Notes, compounding semiannually. To the extent that the Company is permitted to pay less than all of the then-outstanding Current Interest to Holders pursuant to this subsection (b), it shall pay, in U.S. Legal Tender to the Holders, such Current Interest pro rata in accordance with their respective Pro Rata Portions. Any Accumulated Interest shall be paid in U.S. Legal Tender, to the extent permitted by subsection (c) below, on the next interest payment date.

                  (c)      Payment of Accumulated Interest. The Company shall
                           -------------------------------
pay to Holders in U.S. Legal Tender on each interest payment date the maximum amount of the Accumulated Interest then outstanding, which amount would not, after giving effect to the payment thereof on a pro forma basis as if paid on such interest payment date, decrease the Company's pro forma Accumulated Interest Coverage Ratio for the four fiscal quarters most recently ended prior to such interest payment date, below 2.0 to 1.0. In making such determination of such maximum amount of Accumulated Interest which may be paid, the Company shall first account for, and pay, the maximum amount (if any) of Current Interest and of the Current Preferred Dividend (if a Current Preferred Dividend would otherwise be due on such interest payment date) to be paid on such interest payment date, in that order, before determining such maximum amount of Accumulated Interest which may be paid. If, as a result of the limitation contained in the two preceding sentences, or because the distribution of funds to the Company to make such payment would otherwise cause or result in a default or event of default under the Credit Facility or would not be permitted under applicable law, the Company is unable to pay all Accumulated Interest otherwise due on an interest payment date, then the Company shall not be required to pay the portion of such interest that is in excess of the maximum amount permitted by the applicable limitation on such interest payment date, and the unpaid portion shall instead continue to accrue interest at the annual interest rate borne by the Notes, compounding semiannually. To the extent that the Company is permitted to pay less than all of the then-outstanding Accumulated Interest to Holders pursuant to this subsection (c), it shall pay, in U.S. Legal Tender to the Holders, such Accumulated Interest pro rata in accordance with their respective Pro Rata Portions.

                  (d)      Additional Limitations on Payment of Interest. In
                           ---------------------------------------------
addition to, and not in limitation of, any of the provisions contained herein, in the event that the distribution of funds to the Company to make any payment of interest due hereunder would cause or result in a default or event of default under the Credit Facility or would not be permitted under applicable law, and, as a result thereof, the Company has not received from its Subsidiaries, as of the Business Day immediately preceding any interest payment date, distributions, dividends or advances in U.S. Legal Tender sufficient to pay all interest (whether Current Interest or Accumulated Interest) otherwise payable on such interest payment date, then the Company shall not, to the extent of the insufficiency of its funds, be required to pay such interest in U.S. Legal Tender on such interest payment date. To the extent that the Company is permitted to pay less than all of the then-outstanding interest to Holders pursuant to this subsection (d), it shall pay, in U.S. Legal Tender to the Holders, such interest pro rata in accordance with their respective Pro Rata Portions. Any interest not paid on the interest payment date when it would otherwise be payable by reason of this subsection (d) shall instead accrue interest at the annual interest rate borne by the Notes, compounding semiannually.

Section 4.02.     Reports.
                  --------

                  (a)  Quarterly Statements. Within 60 days after the end of
                       --------------------
each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), the Company shall provide to each Holder duplicate copies of:

                           (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for such quarter,

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by the Chief Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

                  (b)  Annual Statements. Within 105 days after the end of
                       -----------------
each fiscal year of the Company, the Company shall provide to each Holder duplicate copies of:

                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                           (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) a certificate of such accountants stating that they have reviewed this Indenture and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

                  (c)  Notice of Default or Event of Default. Promptly, and in
                       -------------------------------------
any event within five days after an Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder, a written notice to each Holder specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

Section 4.03.     Delivery of Certificates.
                  ------------------------

                  (a)      Compliance Certificate.
                           ----------------------

                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the applicable reporting period has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled in all material respects each and every covenant contained in this Indenture and is not in default in the performance or observance in any material respect of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

                  So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within five (5) days after becoming aware of (i) any Default, Event of Default or default in the performance in any material respect of any covenant, agreement or condition contained in this Indenture, (ii) any default or event of default under any mortgage, indenture or other instrument, or (iii) the acceleration of any Indebtedness as due and payable before its maturity (each individually, a "Default Occurrence") an Officer's Certificate
                                ------------------
specifying such Default Occurrence and the action that the Company proposes to take with respect thereto.

                  The Trustee shall not be required pursuant to this Section
4.03 to make any independent investigation as to whether a Default Occurrence shall have occurred and shall be entitled to assume that the Company is not aware of any Default Occurrence until delivery by the Company to a trust officer of the Trustee of such Officer's Certificate described above, unless the Trustee has received notice to the contrary pursuant to Articles 5 or 10 hereof.

                  (b)      Certificate Regarding Financial Tests. The Company
                           -------------------------------------
shall deliver to the Holders a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company (i) providing the calculations for determining the Current Interest Coverage Ratio, the Accumulated Interest Coverage Ratio and Excess Cash for each interest payment date and Excess Cash Recapture Date, respectively, (ii) certifying the Current Interest Coverage Ratio and the Accumulated Interest Coverage Ratio for each interest payment date, and (iii) certifying that to the best of the Company's knowledge, the financial statements of the Company and its Subsidiaries used to determine each such Current Interest Coverage Ratio, Accumulated Interest Coverage Ratio and Excess Cash are true and accurate in all material respects.

Section 4.04.     Usury Laws.
                  -----------

                  The Company will not voluntarily claim and will actively resist any attempts to claim the benefit of any stay, extension or usury laws against the Holders of the Notes.

Section 4.05.     Restricted Payments.
                  --------------------

                  The Company shall not and shall not permit any of its Subsidiaries, directly or indirectly to effect any of the following:

                  (a) purchase, redeem, or otherwise acquire or retire for value any of its capital stock or the capital stock of any Subsidiary or other Affiliate or any warrants, rights or options to purchase or acquire such capital stock or permit any Subsidiary to do so; provided, however, that this clause (a)
                                         --------  -------
shall not prohibit the purchase, redemption or other acquisition or retirement for value of the Company's Common Stock or the Preferred Stock; or

                  (b) make any loan or advance to any Affiliate other than to the Company or a wholly owned Subsidiary of the Company, provided, that any
                                                            --------
such loan or advance is subordinated in right of payment to the Notes; provided,
                                                                       --------
however, that this clause (b) shall not prohibit the making of any loan or
-------
advance to employees of the Company in the ordinary course of business; or

                  (c) purchase, redeem, exchange or otherwise acquire for value any Indebtedness subordinated to the Notes; provided, however, that this
                                                  --------  -------
clause (c) shall not prohibit the refunding, redemption or refinancing of subordinated Indebtedness permitted under Section 4.06 hereof.

                  The preceding provisions shall not prohibit:

                  (1) the payment by any Subsidiary of any dividend, or the making by any Subsidiary of any Distribution, on its capital stock to the Company;

                  (2) the payment by the Company of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; or

                  (3) any Distribution by the Company or Barth & Dreyfuss to the members of management of the Company or of Barth & Dreyfuss pursuant to the terms of the Executive Bonus Plan or the Management Incentive Plan.

Section 4.06.     Limitation on Incurrence of Indebtedness.
                  -----------------------------------------

                  The Company (a) will not, and will not permit any of its Subsidiaries to, incur any Indebtedness; or (b) will not, and will not permit any of its Subsidiaries to, issue any capital stock having a preference in liquidation or with respect to the payment of dividends, except that the Company and its Subsidiaries may incur the following:

                  (1) the Notes and other Indebtedness outstanding on the Issue Date;

                  (2) capital lease obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost (including financing fees and costs) of development, construction, installation, integration or improvement of assets used or useful in the Company's or its Subsidiaries' businesses, in an aggregate principal amount not to exceed $2.0 million at any time outstanding pursuant to this clause
         (2);

                  (3) Indebtedness owed by the Company or any of its Subsidiaries to the Company or any of its Subsidiaries; provided that
                                                                 --------
         (i) any such Indebtedness owed by the Company shall be expressly subordinated to the prior payment in full in cash of all Indebtedness of the Company arising under the Notes; and (ii) if such Indebtedness is held at any time by a Person other than the Company or any of its Subsidiaries, the Company or such Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (3);

                  (4) additional Indebtedness arising under the Credit Facility (whether existing on the date of this Indenture or hereafter arising); provided, that the aggregate principal amount of all
                   --------
         Indebtedness arising under the Credit Facility does not exceed
         $22.0 million at any time outstanding pursuant to this clause (4); and

                  (5)      the Preferred Stock.

Section 4.07.     Limitation on Liens.
                  --------------------

                  Neither the Company nor any Subsidiary of the Company shall cause, suffer or permit to exist, and none of them shall cause, suffer or permit any of their subsidiaries to cause, suffer or permit to exist, any Lien on the property or assets of the Company or any such Subsidiary other than Permitted Liens.

Section 4.08.     Repurchase of Notes Upon Change of Control.
                  ------------------------------------------

                  If a Change of Control occurs, the Company or its successor (as applicable) shall repurchase all of the Notes for an amount (the "Change of
                                                                      ---------
Control Payment") in cash equal to 100% of the aggregate principal amount of
---------------
Notes to be repurchased plus all accrued and unpaid interest thereon, if any, to
                        ----
the date of purchase (the "Redemption Date").
                           ---------------

                  Within 15 Business Days after the consummation of any Change of Control, the Company shall mail a notice to each of the Holders. The notice shall state:

                  (a) that the Company is repurchasing the Notes pursuant to this Section 4.08 and shall briefly describe the transaction or transactions constituting the Change of Control;

                  (b) the Redemption Date, which shall be at least 30 days but not more than 45 days after the notice is mailed;

                  (c)      the Change of Control Payment;

                  (d)      the name and address of the Paying Agent;

                  (e) that the Notes called for repurchase must be surrendered to the Paying Agent to collect the Change of Control Payment;

                  (f) that interest on the Notes ceases to accrue on and after the Redemption Date; and

                  (g) that all of the Notes will be deemed to be repurchased and will no longer be outstanding for any purpose upon the deposit by the Company with the Trustee or the Paying Agent of freely transferable funds in an amount equal to the Change of Control Payment, regardless of whether any Holder surrenders its Note.

                  On or before the Redemption Date, the Company shall, to the extent lawful:

                  (1)      repurchase all Notes;

                  (2) deposit with a depositary or Paying Agent immediately available funds sufficient to pay the Change of Control Payment in respect of all Notes; and

                  (3) deliver or cause the depositary or Paying Agent to deliver to the Trustee the Notes.

                  The depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Redemption Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment in respect of the Notes tendered by such Holder.

                  The Company shall comply with all of the requirements of Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent that such laws and regulations are applicable to the repurchase upon a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions hereunder relating to such repurchase, the Company will not be deemed to have breached its obligations hereunder by virtue of complying with such laws or regulations.

                  The provisions described in this Section 4.08 that require the Company to repurchase the Notes following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable. Notwithstanding any other provision of this Section 4.08, the Company will not be required to repurchase the Notes upon a Change of Control (i) if a third party repurchases the Notes upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to the Company and purchases all Notes validly tendered upon such Change of Control or (ii) if, in connection with or in contemplation of any Change of Control, the Company or a third party purchases the Notes (an "Alternate Purchase") by depositing an
                                     --------- --------
amount at least equal to the Change of Control Payment with the Trustee or Paying Agent.

Section 4.09.     Funds and Notes for Note Payments to be Held in Trust.
                  ------------------------------------------------------

                  Whenever the Company shall have one or more Paying Agents, it will, prior to each date for the payment of the principal of or interest (in U.S. Legal Tender or Notes, if applicable) on the Notes, deposit with a Paying Agent consideration in immediately available funds, sufficient to pay the principal or interest so becoming due, such consideration to be held in trust for the benefit of the Holders; and, unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of its action or failure so to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all consideration held by it for the payment (in U.S. Legal Tender or Notes, if applicable) on the Notes in trust for the benefit of the Holders until such consideration shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time pay, or direct any Paying Agent to pay, to the Trustee all consideration held in trust by the Company or such Paying Agent, such consideration to be held by the Trustee upon the same trusts as those upon which such consideration were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent, as the case may be, shall be released from all further liability with respect to such consideration.

Section 4.10.     Continued Existence.
                  --------------------

                  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and the corporate, partnership or other existence of each Subsidiary of the Company in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required
                      --------  -------
to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the loss thereof is not, and will not be, adverse in any material respect to the Holders.

Section 4.11.     Maintenance of Properties, etc.
                  -------------------------------

                  The Company shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of its material properties and assets necessary to the operation of its business in good working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto.

                  The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law and shall use its best efforts to obtain such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, as determined by the Company in its reasonable business judgment.

                  The Company shall, and shall cause each of its Subsidiaries to, keep true books of records and accounts in which full and correct entries will be made of all its business transactions, in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP in all material respects, subject to year-end audit adjustments and footnotes.

                  The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would have a material adverse affect on the business, prospects, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

Section 4.12.     Payment of Taxes and Other Claims.
                  ----------------------------------

                  The Company will pay or discharge, or cause to be paid or discharged, before the same becomes delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (2) all lawful material claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company
                                          --------  -------
shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being timely contested in good faith by appropriate proceedings.

                                    ARTICLE 5

                              DEFAULTS AND REMEDIES

Section 5.01.     Events of Default.
                  ------------------

                  An "Event of Default" occurs if:
                      ----------------

                  (1) the Company defaults in the payment of Current Interest or Accumulated Interest on any Note when the same becomes due and payable and the Default continues for a period of 15 days;

                  (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) the Company fails to observe or perform in any material respect any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 3.02, 4.05, 4.06, or 4.08;

                  (4) the Company fails to comply in any material respect with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for the period and after the notice specified below;

                  (5) the Company defaults in the payment of principal or interest on any Indebtedness under the Credit Facility or with an aggregate principal amount of at least $1,000,000, whether such Indebtedness now exists or shall be created hereafter, if the effect of such default is to cause the acceleration of such Indebtedness;

                  (6) a default or event of default occurs under the Credit Facility if the effect of such default or event of default is to cause the acceleration of Indebtedness owing under the Credit Facility and such default or event of default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after the date of such acceleration pursuant to the Credit Facility;

                  (7) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries which remains undischarged or unvacated for a period (during which execution shall not be effectively stayed) of 45 days; provided, that the aggregate of
                                                --------
         all such judgments exceeds $1,000,000; and provided, further, that such
                                                    --------  -------
         event shall not be an Event of Default if a responsible insurer has agreed to pay the amount of such judgment so long as such judgment or judgments is paid by such insurer within 90 days;

                  (8) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (a) fails generally to pay its debts as they become due,

                           (b) admits in writing its inability to pay its debts generally as they become due,

                           (c)      commences a voluntary case,

                           (d) consents to the entry of an order for relief against it in an involuntary case,

                           (e) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (f) makes a general assignment for the benefit of its creditors; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any Material Subsidiary in an involuntary case,

                           (b) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its property, or

                           (c) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or
          --------------
state law for the relief of debtors. The term "Custodian" means any receiver,
                                               ---------
trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 35% in principal amount of the then outstanding Notes notify the Company in writing of the Default and the Company does not cure the Default within 30 days after receipt of the notice; provided, that the Notes held in the
                                            --------
Papercraft Fund shall not be deemed to be outstanding for purposes of this provision until released from the Papercraft Fund. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 5.02.     Acceleration.
                  -------------

                  If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 5.01) occurs and is continuing, the Trustee, upon instruction from Holders of at least 35% in principal amount of the then outstanding Notes, by notice to the Company, or the Holders of at least 35% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all unpaid principal and accrued interest on the Notes then outstanding to be due and payable; provided, that the Notes held in
                                              --------
the Papercraft Fund shall not be deemed to be outstanding for purposes of this provision until released from the Papercraft Fund. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 5.01 occurs, such an amount shall ipso facto become due and payable immediately prior to such Event of
      ---- -----
Default without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 5.03.     Other Remedies.
                  ---------------

                  If an Event of Default occurs and is continuing, the Trustee, upon instruction from Holders of at least 35% in principal amount of the then outstanding Notes, shall pursue any available remedy to collect the payment of principal of, interest on and any other amounts owing pursuant to the terms of the Notes or to enforce the performance of any provision of the Notes or this Indenture; provided, that the Notes held in the Papercraft Fund shall not be
           --------
deemed to be outstanding for purposes of this provision until released from the Papercraft Fund.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.04.     Waiver of Past Defaults.
                  ------------------------

                  Subject to Sections 5.07 and 8.02 hereof, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of, interest on and any other amounts owing pursuant to the terms of any Note; provided, that the Notes held in the Papercraft Fund shall not be deemed to be
--------
outstanding for purposes of this provision until released from the Papercraft Fund. When a Default or Event of Default is waived, it is cured and ceases. No such waiver, however, shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.05.     Control by Majority.
                  --------------------

                  The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that the Notes held in the Papercraft
                                --------
Fund shall not be deemed to be outstanding for purposes of this provision until released from the Papercraft Fund. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 5.06.     Limitation on Suits.
                  --------------------

                  A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the Holders of at least 35% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; provided, that
                 --------
         the Notes held in the Papercraft Fund shall not be deemed to be outstanding for purposes of this provision until released from the Papercraft Fund;

                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.07.     Rights of Holders to Receive Payment.
                  -------------------------------------

                  The right of any Holder of a Note to receive payment of principal of, interest on and any other amounts owing pursuant to the terms of the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.08.     Collection Suit by Trustee.
                  ---------------------------

                  If an Event of Default specified in Section 5.01(1) or 5.01(2) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal of, interest remaining unpaid on and any other amounts owing pursuant to the terms of the Notes and such further amounts as are necessary to cover the Trustee's reasonable expenses in a collection suit.

Section 5.09.     Trustee May File Proofs of Claim.
                  ---------------------------------

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 5.10.     Priorities.
                  -----------

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First:       to the Trustee for amounts due under Section
                               6.07;

                  Second: to Holders for amounts due in connection with the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Third:       to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders.

Section 5.11.     Undertaking for Costs.
                  ----------------------

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes; provided, that the Notes held in
                                                --------
the Papercraft Fund shall not be deemed to be outstanding for purposes of this provision until released from the Papercraft Fund.

                                    ARTICLE 6

                                     TRUSTEE

Section 6.01.     Duties of Trustee.
                  ------------------

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

                  (b)      Except during the continuance of an Event of Default:

                           (1) The Trustee undertakes to perform such duties and only such duties that are specifically set forth in this Indenture or the TIA, if applicable, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Trustee shall not be liable except for the performance of such duties as are specifically set out in this Indenture; and

                           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be delivered to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture but need not investigate or verify the accuracy of the contents thereof.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of paragraph (b) of this Section;

                           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee or the Trust Officer was negligent in ascertaining the pertinent facts; and

                           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (h) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (i) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.     Rights of Trustee.
                  ------------------

                  (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Notes and this Indenture.

                  (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (h) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.03.     Individual Rights of Trustee.
                  -----------------------------

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11.

Section 6.04.     Trustee's Disclaimer.
                  ---------------------

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company's use of the proceeds from the Notes, and shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication.

Section 6.05.     Notice of Defaults.
                  -------------------

                  If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to Holders a notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in payment of the principal of or interest on any Note, the Trustee may withhold and shall be protected in withholding the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 6.06.     Reports by Trustee to Holders.
                  ------------------------------

                  Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA [sec] 313(a). The Trustee also shall comply with TIA [sec] 313(b). The Trustee shall also transmit by mail all reports as required by TIA [sec] 313(c).

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed as required by TIA [sec] 313(d). The Company shall notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 6.07.     Compensation and Indemnity.
                  ---------------------------

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of the Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents, accountants, experts and counsel.

                  The Company shall fully indemnify the Trustee against any loss, liability, claim, damage or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under the Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity and of which a Trust Officer has actually received written notice. Failure of the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability determined by a court of competent jurisdiction to have been caused by the Trustee through its own negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, interest on and any other amounts owing pursuant to the terms of particular Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's obligations under this Section 6.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article 7 and/or the termination of this Indenture.

Section 6.08.     Replacement of Trustee.
                  -----------------------

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 6.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section on 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, upon payment of its charges hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07 hereof.

Section 6.09.     Successor Trustee by Merger, etc.
                  ---------------------------------

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another national banking association or corporation, the successor national banking association or corporation without any further act shall be the successor Trustee.

Section 6.10.     Eligibility; Disqualification.
                  ------------------------------

                  This indenture shall always have a Trustee who satisfies the requirements of TIA [sec] 310(a)(1). The Trustee always shall have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA [sec] 310(b).

Section 6.11.     Preferential Collection of Claims Against Company.
                  --------------------------------------------------

                  The Trustee is subject to TIA [sec] 311(a), excluding any creditor relationship listed in TIA [sec] 311(b). A Trustee who has resigned or been removed shall be subject to TIA [sec] 311(a) to the extent indicated therein.

                                    ARTICLE 7

                             DISCHARGE OF INDENTURE

Section 7.01.     Termination of Company's Obligations.
                  -------------------------------------

                  This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 6.07, 7.02 and 7.03 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation. In addition, the Company may terminate all of its obligations under the Notes and, except as specified below, under this Indenture if, after first redeeming in full all of the Preferred Stock (including all accrued and unpaid dividends thereon):

                  (1)      the Company irrevocably deposits in trust with the

         Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or Government Securities maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered in form and substance reasonably satisfactory to the Trustee, to pay principal of, the maximum amount of interest permissible and any other amounts owing pursuant to the terms of the Notes on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of the Indenture and of the Notes;

                  (2) such deposit shall not cause the Trustee to have conflicting interest as defined in and for purposes of the TIA;

                  (3) no Default, Event of Default or default shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day after the date of such deposit;

                  (4) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other instrument to which the Company is a party or by which it or its property is bound;

                  (5) the Company shall deliver to the Trustee an Opinion of Counsel in form and substance satisfactory to the Trustee to the effect that Holders of the Notes will not recognize income, gain or loss for Federal, state or local income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal, state or local income tax in the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred;

                  (6) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

                  (7) the Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or Government
         Securities deposited pursuant to Section 7.01(1) above; and

                  (8) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 7.01 have been complied with.

                  In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company. However, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 4.06, 4.09, 5.07, 6.07, 6.08 and 7.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.07 and 7.03 shall survive such satisfaction and discharge.

                  After a deposit made pursuant to this Section 7.01, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                  In order to have U.S. Legal Tender available on a payment date to pay principal or interest on the Notes, the Government Securities shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Securities shall not be callable at the issuer's option.

Section 7.02.     Application of Trust Money.
                  ---------------------------

                  The Trustee shall hold in trust U.S. Legal Tender or Government Securities deposited with it pursuant to Section 7.01. It shall apply the deposited U.S. Legal Tender and the Legal Tender from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, interest on and any other amounts owing pursuant to the terms of the Notes.

Section 7.03.     Repayment to Company.
                  ---------------------

                  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or Government Securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon request any U.S. Legal Tender held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company in accordance with this Section 7.03, Holders entitled to the U.S. Legal Tender must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such money shall cease.

                                    ARTICLE 8

                                   AMENDMENTS

Section 8.01.     Without Consent of Holders.
                  ---------------------------

                  The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder:

                  (1)      to cure any ambiguity, defect or inconsistency; or

                  (2) to make any change that does not adversely affect the legal rights hereunder of any Holder; provided, that the Company has
                                               --------
         provided to the Trustee an Opinion of Counsel stating that any such change does not adversely affect the rights of any such Holder.

Section 8.02.     With Consent of Holders.
                  ------------------------

                  The Company and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes; provided, that the Notes held in
                                                --------
the Papercraft Fund shall not be deemed to be outstanding for purposes of this provision until released from the Papercraft Fund. However, without the consent of each Holder affected, an amendment under this Section may not:

                  (1) reduce the amount of Notes whose Holders must consent to an amendment;

                  (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (3) reduce the principal of or change the fixed maturity of any Note;

                  (4) make any Note payable in money other than that amount stated in the Note; or

                  (5)      make any change in Section 3.01, 3.02, 4.01, 4.08,
         5.01, 5.02, 5.04, 5.07 or this Section 8.02 (second sentence).

                  After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

Section 8.03.     Compliance with Trust Indenture Act.
                  ------------------------------------

                  Every amendment to this Indenture or the Notes or waiver of the provisions hereof shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 8.04.     Revocation and Effect of Consents.
                  ----------------------------------

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder unless it makes a change described in any of the clauses (1) through (5) of Section 8.02. In that case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

Section 8.05.     Notation on or Exchange of Notes.
                  ---------------------------------

                  The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

Section 8.06.     Trustee Protected.
                  ------------------

                  The Trustee shall sign all supplemental indentures, amendments or waivers authorized pursuant to this Article 8, except that the Trustee need not sign any supplemental indenture that affects its rights, duties, liabilities or immunities. In signing or refusing to sign such supplemental indenture, amendment or waiver the Trustee shall be entitled to receive indemnity satisfactory to it subject to Section 6.01 hereof and shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that such supplemental indenture, amendment or waiver is authorized or permitted by this Article 8.

                                    ARTICLE 9

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants as of the date of this Indenture that:

Section 9.01.     Due Organization and Qualification.
                  -----------------------------------

         The Company and each Material Subsidiary is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and is qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

Section 9.02.     Due Authorization.
                  -----------------

                  (a) The execution, delivery, and performance by Company of this Indenture and the issuance of the Notes have been duly authorized by all necessary action on the part of the Company.

                  (b) The execution, delivery, and performance by the Company of its obligations under this Indenture and the issuance and performance by the Company of its obligations under the Notes do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to the Company, its Certificate of Incorporation or Bylaws, or any order, judgment, or decree of any court or other foreign, federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body that is binding on the Company, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company, (iii) result in the imposition of any lien upon any properties or assets of the Company, or (iv) require any approval or consent of any Person under any material contractual obligation of the Company.

                  (c) This Indenture and the Notes, when executed and delivered by the Company will be the legally valid and binding obligations of Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                                    ARTICLE 10

                                  MISCELLANEOUS

Section 10.01.    Trust Indenture Act Controls.
                  -----------------------------

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02.    Notices.
                  --------

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided, however, that all notices to the Trustee shall
                       --------  -------
only be deemed given when received by the Trustee.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  All other notices or communications shall be in writing.

Section 10.03.    Communication by Holders with Other Holders.
                  --------------------------------------------

                  Holders may communicate pursuant to TIA [sec] 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA [sec] 312(c).

Section 10.04.    Certificate and Opinion as to Conditions Precedent.
                  ---------------------------------------------------

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05.    Statements Required in Certificate or Opinion.
                  ----------------------------------------------

                  Subject to Section 4.03, when applicable, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.06.    Rules by Trustee and Agents.
                  ----------------------------

                  The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07.    Legal Holidays.
                  ---------------

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which
                     -------------
banking institutions are not required to be open at a place of payment. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08.    No Recourse Against Others; Waiver of Certain Statutory
                  -------------------------------------------------------
                  Rights.
                  -------

                  (a)      No Recourse Against Others. A director, officer,
                           --------------------------
employee or stockholder, as such, of the Company or Trustee shall not have any liability for any obligations of the Company or Trustee under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations on their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                  (b)      Waiver of Benefit of Dividend and Redemption
                           --------------------------------------------
Statutes. By accepting a Note, a Holder thereby agrees that such Holder shall
--------
not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any statute, including the Delaware General Corporation Law, now or at any time hereafter in force, respecting the liability of the Company or its directors for the declaration, authorization or payment of an unlawful dividend with respect to the shares of Preferred Stock or the authorization or making of an unlawful stock purchase or redemption with respect to shares of Preferred Stock and thereby expressly waives all benefit or advantage of any such law and shall suffer and permit the declaration, authorization and payment of dividends, and the authorization and making of purchases and redemptions, by the Company with respect to shares of Preferred Stock as though no such law has been enacted. Nothing in this waiver should be construed as requiring the Board of Directors to declare or authorize, or the Company to pay dividends with respect to, or purchase or redeem, any shares of Preferred Stock, except in compliance with the Certificate of Designation, and as required by applicable law.

Section 10.09.    Duplicate Originals.
                  --------------------

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 10.10.    Variable Provisions.
                  --------------------

                  "Officer" means the Chairman of the Board, the Chief
                   -------
Executive Officer, the President, the Chief Financial Officer, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

                  The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent as co-registrar.

                  The reporting date for Section 6.06 is May 15 of each year. The first reporting date is May 15, 2002.

                  The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  The Company's address is:

                           BDK Holdings, Inc.
                           2255 North Ontario Street, Suite 300
                           Burbank, California 91504
                           Telephone No. (818) 260-4800
                           Fax No. (818) 260-9234

                  The Trustee's address is:

                           The Bank of New York
                           Corporate Trust Administration
                           5 Penn Plaza - 13th Floor
                           New York, New York 10001
                           Telephone No. (212) 896-7106
                           Fax No. (212) 896-7298

Section 10.11.    Governing Law.
                  --------------

                  The internal laws of the State of New York shall govern this Indenture and the Notes.

Section 10.12.    No Adverse Interpretation of Other Agreements.
                  ----------------------------------------------

                  This Indenture may not be used to interpret another Indenture, loan or indebtedness agreement of the Company or a Subsidiary. Any such indenture, loan or indebtedness agreement may not be used to interpret this Indenture.

Section 10.13.    Successors.
                  -----------

                  All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.14.    Severability.
                  -------------

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                 SIGNATURES

Dated:  as of ____________           BDK HOLDINGS, INC.

                                     By:  ___________________________
                                     Name:    WARREN E. MUNDAY
                                     Title:   Chairman of the Board, Chief
                                              Executive Officer and Chief
                                              Financial Officer

Dated:  as of ______________         THE BANK OF NEW YORK

                                     By:  ___________________________
                                     Name:
                                     Title:

                                   EXHIBIT A

                                [FORM OF NOTE]

                               BDK HOLDINGS, INC.

                                9% SENIOR NOTES

                                   DUE 2007

This debt instrument has been issued with original issue discount.

The following information is provided pursuant to Treas. Reg. Section 1.1275-3:

This Note was issued as of ______________, 2002 for an issue price equal to 100% of its face amount. The yield to maturity of this Note will be 9.00%. Assuming that this Note is not redeemed prior to its stated maturity date and assuming that interest payments are not made until its stated maturity date, the total amount of original issue discount on this Note will be 55.30% of its face amount.

No.                                                                      $

         BDK HOLDINGS, INC., a Delaware corporation (the "Company"), which term
                                                          -------
includes any successor corporation, for value received promises to pay to _________________ or registered assigns, the principal sum of __________________ Dollars, on ________.

Interest Payment Dates:  June 30 and December 31

Record Dates:  June 15 and December 15

         Reference is made to the further provisions of this Note below, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer and a facsimile of its corporate seal to be affixed to, or imprinted on this Note.

Dated:  ____________________

Trustee's Certificate of Authentication:

                                             THE BANK OF NEW YORK
                                             as Trustee

                                             By:   ____________________________

                                                   Authorized Signatory

                                             BDK HOLDINGS, INC.

                                             By:   ____________________________

                                             Its:

                                 (Back of Note)

                               BDK HOLDINGS, INC.

                            9% Senior Notes due 2007

THE SECURITIES REPRESENTED BY THIS NOTE ARE PART OF A UNIT (AS DEFINED IN THE COMPANY'S 9% SENIOR NOTES INDENTURE) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED WITHOUT THE SIMULTANEOUS TRANSFER TO THE SAME TRANSFEREE OF THE OTHER COMPONENTS OF SUCH UNIT (OR FRACTION THEREOF). IN NO EVENT MAY ANY PORTION (LESS THAN ALL) OF THIS NOTE IN A PRINCIPAL AMOUNT LESS THAN $1.00 (OR AN INTEGRAL MULTIPLE THEREOF) BE TRANSFERRED.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1.       Interest. BDK Holdings, Inc., a Delaware corporation (the
                  --------
"Company"), promises to pay interest on the principal amount of this Note, in
 -------
accordance with the terms of the Indenture, and to the extent lawful, on any interest payment due but unpaid on such principal amount, semi-annually on June 30 and December 31 of each year, commencing June 30, 2002 at the interest rates per annum and in the manner provided below. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ___________, 2002, except as provided below. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (a)      Payment of Current Interest. The Company shall pay to
                           ---------------------------
Holders in U.S. Legal Tender on each interest payment date the maximum amount of the Current Interest then outstanding, which amount would not, after giving effect to the payment thereof on a pro forma basis as if paid on such interest payment date, decrease the Company's pro forma Current Interest Coverage Ratio for the four fiscal quarters most recently ended prior to such interest payment date, below 2.0 to 1.0. If, as a result of the limitation contained in the preceding sentence, or because the distribution of funds to the Company to make such payment would otherwise cause or result in a default or event of default under the Credit Facility or would not be permitted under applicable law, the Company is unable to pay all Current Interest otherwise due on an interest payment date, then the Company shall not be required to pay the portion of such interest that is in excess of the maximum amount permitted by the applicable limitation on such interest payment date, and the unpaid portion shall instead accrue interest at the annual interest rate borne by the Notes, compounding semiannually. To the extent that the Company is permitted to pay less than all of the then-outstanding Current Interest to Holders pursuant to this subsection
(a), it shall pay, in U.S. Legal Tender to the Holders, such Current Interest pro rata in accordance with their respective Pro Rata Portions. Any Accumulated Interest shall be paid in U.S. Legal Tender, to the extent permitted by subsection (b) below, on the next interest payment date.

                  (b)      Payment of Accumulated Interest. The Company shall
                           -------------------------------
pay to Holders in U.S. Legal Tender on each interest payment date the maximum amount of the Accumulated Interest then outstanding, which amount would not, after giving effect to the payment thereof on a pro forma basis as if paid on such interest payment date, decrease the Company's pro forma Accumulated Interest Coverage Ratio for the four fiscal quarters most recently ended prior to such interest payment date, below 2.0 to 1.0. In making such determination of such maximum amount of Accumulated Interest which may be paid, the Company shall first account for, and pay, the maximum amount (if any) of Current Interest and of the Current Preferred Dividend (if a Current Preferred Dividend would otherwise be due on such interest payment date) to be paid on such interest payment date, in that order, before determining such maximum amount of Accumulated Interest which may be paid. If, as a result of the limitation contained in the two preceding sentences, or because the distribution of funds to the Company to make such payment would otherwise cause or result in a default or event of default under the Credit Facility or would not be permitted under applicable law, the Company is unable to pay all Accumulated Interest otherwise due on an interest payment date, then the Company shall not be required to pay the portion of such interest that is in excess of the maximum amount permitted by the applicable limitation on such interest payment date, and the unpaid portion shall instead continue to accrue interest at the annual interest rate borne by the Notes, compounding semiannually. To the extent that the Company is permitted to pay less than all of the then-outstanding Accumulated Interest to Holders pursuant to this subsection (b), it shall pay, in U.S. Legal Tender to the Holders, such Accumulated Interest pro rata in accordance with their respective Pro Rata Portions.

                  (c)      Additional Limitations on Payment of Interest. In
                           ---------------------------------------------
addition to, and not in limitation of, any of the provisions contained herein, in the event that the distribution of funds to the Company to make any payment of interest due hereunder would cause or result in a default or event of default under the Credit Facility or would not be permitted under applicable law, and, as a result thereof, the Company has not received from its Subsidiaries, as of the Business Day immediately preceding any interest payment date, distributions, dividends or advances in U.S. Legal Tender sufficient to pay all interest (whether Current Interest or Accumulated Interest) otherwise payable on such interest payment date, then the Company shall not, to the extent of the insufficiency of its funds, be required to pay such interest in U.S. Legal Tender on such interest payment date. To the extent that the Company is permitted to pay less than all of the then-outstanding interest to Holders pursuant to this subsection (c), it shall pay, in U.S. Legal Tender to the Holders, such interest pro rata in accordance with their respective Pro Rata Portions. Any interest not paid on the interest payment date when it would otherwise be payable by reason of this subsection (c) shall instead accrue interest at the annual interest rate borne by the Notes, compounding semiannually.

                  Interest on the Notes will accrue from _________, 2002 to ________, 2007 at the rate of 9% per annum.

                  Interest on the Notes shall be calculated and rounded to the nearest cent.

         2.       Method of Payment. The Company will pay interest on the Notes
                  -----------------
(except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date for the next interest payment date even though Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts to the extent provided in paragraph 1 above. The Company may mail interest due in U.S. Legal Tender to a Holder's registered address.

         3.       Paying Agent and Registrar. The Trustee will act as Paying
                  --------------------------
Agent and the Company will act as Registrar. The Company may change any Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity other than Paying Agent.

         4.       Indenture. The Company issued the Notes under an Indenture,
                  ---------
dated as of __________, 2002 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code [sec][sec] 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms herein set forth are a summary of the terms of the Notes as set forth in the Indenture and, in the event of any conflict, the terms of the Indenture shall govern. The Notes are obligations of the Company limited to $10,961,000 in aggregate principal amount.

         5.       Optional Redemption. The Notes will be redeemable, at the
                  -------------------
Company's option, in whole or in part, at any time or from time to time from and after the date on which the Preferred Stock has been redeemed or retired in full (including all accrued and unpaid dividends thereon), at a purchase price equal to 100% of the outstanding principal amount thereof, plus all interest accrued and unpaid to (but not including) the date of repurchase (the "Optional
                                                                       --------
Redemption Price"). The Company shall be permitted to redeem the Notes
----------------
pursuant to this Section from any source of funds (or combination of sources of funds) legally available therefor, except from a Refinancing; provided,
                                                              --------
however, that, if the redemption pursuant to this Section is made in connection
-------
with a Change of Control pursuant to which all of the then-outstanding Common Stock is purchased from the stockholders of the Company for cash (or converted into the right to receive cash consideration in a merger or with respect to which cash would be distributed in a sale of substantially all of the Company's assets or of the assets of a Subsidiary constituting substantially all of the assets of the Company and its Subsidiaries on a consolidated basis), then the Company shall be permitted to redeem the Notes in whole, but not in part, at the Optional Redemption Price from any source of funds (or combination of sources of funds) legally available therefor, including a Refinancing.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of securities to be redeemed at his registered address. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

         6.       Mandatory Payments and Repurchases. In addition to the
                  ----------------------------------
repurchases described in paragraph 7 below, on each Excess Cash Recapture Date, as more specifically provided in the Indenture, the Company shall make, in the priority set forth below, the following payments of interest and repurchases of the Notes:

                  (a)      Payments for Accumulated Interest. To the extent of
                           ---------------------------------
its Excess Cash (calculated as at the applicable Measurement Date), the Company shall pay to the Holders, pro rata in accordance with their respective Pro Rata Portions (calculated as at the Measurement Date), the amount of Accumulated Interest on the Notes outstanding on the Excess Cash Recapture Date.

                  (b)      Repurchase of Notes. To the extent of any Excess Cash
                           -------------------
(calculated as at the applicable Measurement Date) remaining on any Excess Cash Recapture Date after making payments pursuant to paragraph (a) above, the Company shall repurchase from the Holders, pro rata in accordance with their respective Pro Rata Portions (calculated as at the applicable Measurement Date), the Notes at a repurchase price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon.

                  (c)      Limitation. In the event that the distribution of
                           ----------
funds to the Company to make any payment of Accumulated Interest pursuant to paragraph (a) above or to repurchase any Notes pursuant to paragraph (b) above, would cause or result in a default or event of default under the Credit Facility or would not be permitted under applicable law, and, as a result thereof, the Company has not received from its Subsidiaries distributions, dividends or advances in U.S. Legal Tender sufficient to make such payments or to repurchase the Notes pursuant to this Section 6, then the Company shall not, to the extent of the insufficiency of its funds, be required to make such payments or repurchase the Notes pursuant to this Section 6.

         7.       Repurchase Upon Change of Control. If a Change of Control
                  ---------------------------------
occurs, the Company or its successor (as applicable) shall repurchase all of the Notes for an amount (the "Change of Control Payment") in cash equal to 100%
                              -------------------------
of the aggregate principal amount of Notes to be repurchased plus all accrued and unpaid interest thereon, if any, to the date of purchase (the "Redemption
                                                                   ----------
Date"). Within 15 days after the consummation of any Change of Control, the
----
Company shall mail a notice to each of the Holders stating, among other things, the transaction or transactions constituting the Change of Control, the Redemption Date, the Change of Control Payment and the name and address of the Paying Agent.

         8.       Restrictive Covenants. The Indenture imposes certain
                  ---------------------
limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its capital stock, permit to exist Liens securing indebtedness for money borrowed on property or assets of the Company or any of its Subsidiaries, merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of all or substantially all of its properties or assets.

         9.       Denominations, Transfer, Exchange. The Notes are in
                  ---------------------------------
certificated form without coupons in denominations of $1.00. The Notes may be transferred or exchanged in denominations of $1.00 or integral multiples thereof, or, if less, the entire principal amount of any Note, as provided in the Indenture. The Notes are being issued as part of a Unit and may not be sold, pledged, hypothecated or transferred without the simultaneous transfer to the same transferee of the other components of such Unit (or fraction thereof). Fractional Units, from the time of issuance, must maintain the relative principal amount of the Notes (rounded to the nearest whole dollar), shares of Preferred Stock (rounded to the nearest 3 decimal places) and shares of Exchange Common (rounded to the nearest 3 decimal places) as are contained in the whole Unit, as then currently constituted. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

         10.      Persons Deemed Owners. The registered holder of a Note may be
                  ---------------------
treated as its owner for all purposes.

         11.      Amendments and Waivers. Subject to certain exceptions, the
                  ----------------------
Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Notes, and any existing default may be waived with the consent of the holders of a majority in principal amounts of the then outstanding Notes; provided, that the Notes held
                                                 --------
in the Papercraft Fund shall not be deemed outstanding for purposes of the preceding clauses until released from the Papercraft Fund. Without the consent of any Holder, the Indenture or the Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders or to make any change that does not adversely affect the rights of any Holder.

         12.      Defaults and Remedies. As more fully set forth in the
                  ---------------------
Indenture, an Event of Default is: default for 15 days in payment of Current Interest or Accumulated Interest on the Notes; default in payment of principal on them; failure by the Company to comply with certain specified covenants in the Indenture; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the indenture or the Notes; a default in the payment of principal or interest of Indebtedness under the Credit Facility or with an aggregate principal amount of at least $1,000,000, which causes an acceleration of such Indebtedness; a default or event of default under the Credit Facility if the effect of such default or event of default is to cause the acceleration of Indebtedness owed under the Credit Facility and such default or event of default is not cured or waived or such acceleration is not rescinded for a period of thirty (30) days pursuant to the Credit Facility; the entry of certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, upon instruction from Holders of at least 35% in principal amount of the then outstanding Notes, by notice to the Company, or the Holders of at least 35% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately prior to such Event of Default; provided, that the Notes held in the Papercraft Fund
                       --------
shall not be deemed to be outstanding for purposes of this provision until released from the Papercraft Fund. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         13.      Governing Law. The internal laws of the State of New York
                  -------------
shall govern the Indenture and the Notes.

         14.      Trustee Dealings with Company. The Trustee under the
                  -----------------------------
Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         15.      No Recourse; Waiver.
                  -------------------

         (a)      No Recourse Against Others. A director, officer, employee or
                  --------------------------
stockholder, as such, of the Company or Trustee shall not have any liability for any obligations of the Company or Trustee under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         (b)      Waiver of Benefit of Dividend and Redemption Statutes. By
                  -----------------------------------------------------
accepting a Note, a Holder thereby agrees that such Holder shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any statute, including the Delaware General Corporation Law, now or at any time hereafter in force, respecting the liability of the Company or its directors for the declaration, authorization or payment of an unlawful dividend with respect to the shares of Preferred Stock or the authorization or making of an unlawful stock purchase or redemption with respect to shares of Preferred Stock and thereby expressly waives all benefit or advantage of any such law and shall suffer and permit the declaration, authorization and payment of dividends, and the authorization and making of purchases and redemptions, by the Company with respect to shares of Preferred Stock as though no such law has been enacted. Nothing in this waiver should be construed as requiring the Board of Directors to declare or authorize, or the Company to pay dividends with respect to, or purchase or redeem, any shares of Preferred Stock, except in compliance with the Certificate of Designation, and as required by applicable law.

         16.      Authentication. This Note shall not be valid until
                  --------------
authenticated by the manual signature of the Trustee or an authenticating agent.

         17.      Abbreviations. Customary abbreviations may be used in the name
                  -------------
of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Request may be made to BDK Holdings, Inc., 2255 North Ontario Street, Suite 300, Burbank, California 91504.

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
-------------------------------------------------------------------------------

                    (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                  (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:  ___________              Your Signature(s): ____________________________

                                                   ----------------------------

(Sign exactly as your name(s) appear(s) on the face of this Note)

Signature Guarantee: __________________________________________________________

            TABLE SHOWING REFLECTION IN THIS INDENTURE OF CERTAIN
              PROVISIONS OF THE TRUST INDENTURE ACT OF 1939:/1/

                                                                                   INDENTURE
TIA SECTION                                                                        SECTION
-----------                                                                        -------
310(a)(1)a        .....................................................            6.10
   (a)(2)         .....................................................            6.10
   (a)(3)         .....................................................            N.A./2/
   (a)(4)         .....................................................            N.A.
   (a)(5)         .....................................................            6.10
   (b)            .....................................................            6.10

311(a)            .....................................................            6.11
   (b)            .....................................................            6.11
   (c)            .....................................................            N/A

312(a)            .....................................................            2.06
   (b)            .....................................................            10.03
   (c)            .....................................................            10.03

313(a)            .....................................................            6.06
   (b)            .....................................................            6.06
   (c)            .....................................................            6.06
   (d)            .....................................................            6.06

314(a)            .....................................................            4.02
   (b)            .....................................................            N.A.
   (c)(1)         .....................................................            10.04; 10.10
   (c)(2)         .....................................................            10.04; 10.10
   (c)(3)         .....................................................            N.A.
   (d)            .....................................................            N.A.
   (e)            .....................................................            10.05

315(a)            .....................................................            6.01(b)
   (b)            .....................................................            6.05; 10.02
   (c)            .....................................................            6.01(a)
   (d)            .....................................................            6.01(c)
   (e)            .....................................................            5.11

-----------------------------------
         /1/ This Table shall not, for any purpose, be deemed to be a part of this Indenture.

         /2/    N.A. means Not Applicable.

                                                                                   INDENTURE
TIA SECTION                                                                        SECTION
-----------                                                                        -------
316(a) (last sentence)                                                             2.10
(a)(1)(A)         .....................................................            5.05
(a)(1)(B)         .....................................................            5.04
(a)(2)            .....................................................            N.A.
(b)               .....................................................            5.07

317(a)(1)         .....................................................            5.08
(a)(2)            .....................................................            5.09
(b)               .....................................................            2.05

318(a)            .....................................................            10.01